Credit Suisse, Asset Finance Group

HE6

All records

1. Original Mortgage Loan Balance

Original Mortgage Loan Balance	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
1 - 25,000	10	$229,388	0.02%	$22,939	10.40%	99.97%	622
25,001 - 50,000	69	2,760,424	0.27	40,006	10.598	91.37	625
50,001 - 75,000	508	32,696,673	3.2	64,364	9.753	74.84	579
75,001 - 100,000	599	52,940,765	5.19	88,382	9.243	79.81	590
100,001 - 125,000	659	74,230,324	7.27	112,641	8.989	80.1	593
125,001 - 150,000	588	80,653,442	7.9	137,166	8.772	80.75	603
150,001 - 175,000	470	76,282,809	7.47	162,304	8.704	80.35	600
175,001 - 200,000	410	76,730,842	7.52	187,148	8.47	80.68	605
200,001 - 225,000	314	66,349,443	6.5	211,304	8.285	81.26	608
225,001 - 250,000	259	61,613,509	6.04	237,890	8.239	81.44	612
250,001 - 275,000	186	48,552,677	4.76	261,036	8.309	82.02	615
275,001 - 300,000	208	59,877,137	5.87	287,871	8.32	82.17	617
300,001 - 325,000	141	43,987,120	4.31	311,965	8.193	82.94	626
325,001 - 350,000	123	41,542,605	4.07	337,745	8.214	83.04	615
350,001 - 375,000	97	35,149,052	3.44	362,361	8.031	82.48	621
375,001 - 400,000	92	35,665,831	3.49	387,672	8.362	84.19	630
400,001 - 425,000	78	32,155,334	3.15	412,248	8.174	84.24	627
425,001 - 450,000	84	36,779,227	3.6	437,848	8.563	85.28	625
450,001 - 475,000	57	26,355,572	2.58	462,378	8.724	85.35	630
475,001 - 500,000	54	26,333,668	2.58	487,661	8.48	85.03	635
500,001 - 525,000	33	16,976,081	1.66	514,427	8.205	84.14	634
525,001 - 550,000	31	16,711,122	1.64	539,068	8.074	85.04	629
550,001 - 575,000	26	14,549,631	1.43	559,601	8.025	87.08	637
575,001 - 600,000	21	12,327,278	1.21	587,013	8.116	86.07	631
600,001 - 625,000	11	6,738,144	0.66	612,559	7.687	81.83	644
625,001 - 650,000	18	11,471,359	1.12	637,298	8.446	85.18	608
650,001 - 675,000	12	7,893,207	0.77	657,767	8.016	83.53	657
675,001 - 700,000	4	2,756,012	0.27	689,003	8.06	86.4	633
700,001 - 725,000	2	1,407,920	0.14	703,960	6.951	82.49	681
725,001 - 750,000	2	1,473,315	0.14	736,658	9.091	94.48	577
750,001 - 775,000	2	1,519,812	0.15	759,906	7.585	82.34	659
775,001 - 800,000	1	785,928	0.08	785,928	9.15	85	631
800,001 - 825,000	1	801,701	0.08	801,701	8.4	90.49	639
825,001 - 850,000	2	1,693,599	0.17	846,800	8.166	82.6	557
850,001 - 875,000	1	854,701	0.08	854,701	7.3	90	586
875,001 - 900,000	4	3,524,529	0.35	881,132	7.449	80.61	623
900,001 - 925,000	2	1,809,171	0.18	904,585	6.899	73.6	621
975,001 - 1,000,000	2	1,979,497	0.19	989,749	6.86	81.39	698
1,000,001 >=	4	4,742,013	0.46	1,185,503	7.187	71.9	621
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

2. Remaining Balance

Remaining Balance	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
1 - 25000	10	$229,388	0.02%	$22,939	10.40%	99.97%	622
25001 - 50000	73	2,939,322	0.29	40,265	10.526	90.25	622
50001 - 75000	505	32,592,737	3.19	64,540	9.751	74.86	579
75001 - 100000	601	53,165,584	5.21	88,462	9.245	79.78	589
100001 - 125000	660	74,429,665	7.29	112,772	8.981	80.13	593
125001 - 150000	585	80,303,792	7.87	137,271	8.779	80.72	602
150001 - 175000	473	76,832,161	7.53	162,436	8.705	80.42	600
175001 - 200000	408	76,431,374	7.49	187,332	8.47	80.66	604
200001 - 225000	314	66,399,637	6.5	211,464	8.291	81.28	608
225001 - 250000	258	61,413,637	6.02	238,037	8.217	81.39	612
250001 - 275000	186	48,577,785	4.76	261,171	8.33	81.99	615
275001 - 300000	211	60,800,865	5.96	288,156	8.307	82.13	617
300001 - 325000	137	42,788,607	4.19	312,326	8.198	83.06	627
325001 - 350000	123	41,542,605	4.07	337,745	8.214	83.04	615
350001 - 375000	98	35,524,027	3.48	362,490	8.022	82.56	622
375001 - 400000	92	35,690,345	3.5	387,939	8.352	84.09	628
400001 - 425000	77	31,755,845	3.11	412,414	8.198	84.29	627
425001 - 450000	85	37,229,163	3.65	437,990	8.571	85.22	627
450001 - 475000	56	25,905,636	2.54	462,601	8.714	85.45	628
475001 - 500000	54	26,333,668	2.58	487,661	8.48	85.03	635
500001 - 525000	33	16,976,081	1.66	514,427	8.205	84.14	634
525001 - 550000	32	17,260,670	1.69	539,396	8.123	84.88	630
550001 - 575000	26	14,574,743	1.43	560,567	7.925	87.07	636
575001 - 600000	20	11,752,618	1.15	587,631	8.172	86.36	631
600001 - 625000	12	7,362,993	0.72	613,583	7.82	82.52	633
625001 - 650000	17	10,846,510	1.06	638,030	8.4	84.9	614
650001 - 675000	12	7,893,207	0.77	657,767	8.016	83.53	657
675001 - 700000	4	2,756,012	0.27	689,003	8.06	86.4	633
700001 - 725000	2	1,407,920	0.14	703,960	6.951	82.49	681
725001 - 750000	2	1,473,315	0.14	736,658	9.091	94.48	577
750001 - 775000	2	1,519,812	0.15	759,906	7.585	82.34	659
775001 - 800000	1	785,928	0.08	785,928	9.15	85	631
800001 - 825000	1	801,701	0.08	801,701	8.4	90.49	639
825001 - 850000	2	1,693,599	0.17	846,800	8.166	82.6	557
850001 - 875000	1	854,701	0.08	854,701	7.3	90	586
875001 - 900000	5	4,424,077	0.43	884,815	7.378	81.5	625
900001 - 925000	1	909,623	0.09	909,623	6.7	62.33	609
975001 - 1000000	2	1,979,497	0.19	989,749	6.86	81.39	698
1000001 >=	4	4,742,013	0.46	1,185,503	7.187	71.9	621
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

3. Mortgage Rates (%)

Mortgage Rates (%)	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
5.500 - 5.999	13	$3,081,265	0.30%	$237,020	5.86%	80.00%	663
6.000 - 6.499	73	21,411,766	2.1	293,312	6.308	79.91	654
6.500 - 6.999	317	89,449,186	8.76	282,174	6.8	80.04	648
7.000 - 7.499	468	113,259,973	11.09	242,008	7.25	79.94	636
7.500 - 7.999	854	190,124,733	18.62	222,628	7.759	80.43	630
8.000 - 8.499	665	131,426,010	12.87	197,633	8.243	81.6	621
8.500 - 8.999	816	158,656,717	15.54	194,432	8.753	82.9	606
9.000 - 9.499	465	82,421,804	8.07	177,251	9.212	82.46	588
9.500 - 9.999	563	96,070,511	9.41	170,640	9.745	84.16	578
10.000 - 10.499	390	57,611,000	5.64	147,721	10.235	81.5	565
10.500 - 10.999	253	42,264,394	4.14	167,053	10.72	87.96	582
11.000 - 11.499	96	12,395,130	1.21	129,116	11.195	86.08	583
11.500 - 11.999	92	11,634,843	1.14	126,466	11.722	83.89	576
12.000 - 12.499	78	6,836,392	0.67	87,646	12.235	84.27	572
12.500 - 12.999	39	3,964,419	0.39	101,652	12.678	88.76	587
13.000 - 13.499	3	292,720	0.03	97,573	13.066	91.93	587
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

4. Original Term

Original Term	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
0 - 180	55	$5,707,702	0.56%	$103,776	9.05%	73.21%	571
181 - 240	32	3,407,388	0.33	106,481	8.807	78.64	624
241 - 300	4	513,420	0.05	128,355	8.526	74.47	605
301 - 360	5,094	1,011,272,355	99.06	198,522	8.499	81.98	612
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

5. Remaining Term

Remaining Term	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
61 - 120	10	$789,599	0.08%	$78,960	9.15%	72.82%	577
121 - 180	45	4,918,103	0.48	109,291	9.038	73.28	570
181 - 240	32	3,407,388	0.33	106,481	8.807	78.64	624
241 - 300	4	513,420	0.05	128,355	8.526	74.47	605
301 - 360	5,094	1,011,272,355	99.06	198,522	8.499	81.98	612
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

6. LIEN

LIEN	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
1	5,060	$1,012,602,838	99.19%	$200,119	8.48%	81.77%	612
2	125	8,298,027	0.81	66,384	11.689	99.98	651
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612
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7. AGE

AGE	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
1	371	$80,190,986	7.85%	$216,148	8.41%	81.64%	619
2	1,811	402,405,054	39.42	222,200	8.462	82.96	622
3	714	128,774,066	12.61	180,356	8.731	82.83	604
4	757	136,160,092	13.34	179,868	8.681	81.16	607
5	763	137,715,708	13.49	180,492	8.366	80.87	606
6	655	115,875,881	11.35	176,910	8.389	79.81	599
7	102	18,146,747	1.78	177,909	8.539	80.65	603
8	8	1,320,760	0.13	165,095	9.315	83.8	582
10	2	201,258	0.02	100,629	11.085	80.53	546
12	1	69,375	0.01	69,375	10.55	70.49	541
14	1	40,938	0	40,938	11.6	80	543
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

8. Loan to value

Combined Original Loan to value	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
15.00 - 19.99	5	$318,884	0.03%	$63,777	10.77%	17.22%	527
20.00 - 24.99	4	357,129	0.03	89,282	10.612	23.19	521
25.00 - 29.99	17	1,475,161	0.14	86,774	9.808	27.83	530
30.00 - 34.99	15	1,222,926	0.12	81,528	9.595	31.71	541
35.00 - 39.99	24	2,436,238	0.24	101,510	9.544	37.66	552
40.00 - 44.99	26	2,931,501	0.29	112,750	9.706	42.34	553
45.00 - 49.99	29	3,141,871	0.31	108,340	9.03	47.36	553
50.00 - 54.99	50	6,474,648	0.63	129,493	9.366	52.57	545
55.00 - 59.99	75	10,818,413	1.06	144,246	8.726	57.82	562
60.00 - 64.99	156	32,256,881	3.16	206,775	8.507	62.54	568
65.00 - 69.99	272	49,442,072	4.84	181,772	8.438	67.26	578
70.00 - 74.99	345	62,554,359	6.13	181,317	8.455	71.9	584
75.00 - 79.99	374	69,658,380	6.82	186,252	8.593	76.79	585
80.00 - 84.99	1,955	395,205,889	38.71	202,151	7.987	80.3	634
85.00 - 89.99	436	91,630,666	8.98	210,162	8.681	86.41	585
90.00 - 94.99	759	152,581,581	14.95	201,030	8.681	90.61	614
95.00 - 99.99	257	63,811,103	6.25	248,292	9.007	95.29	619
100.00 - 104.99	386	74,583,164	7.31	193,221	9.95	100	636
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

9. Occupancy

Owner Occupancy	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
Investor Owned	325	$50,734,021	4.97%	$156,105	9.33%	81.47%	625
Owner Occupied	4,817	961,960,631	94.23	199,701	8.455	81.97	611
Second Home	43	8,206,212	0.8	190,842	8.987	79.08	620
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

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10. Property Type

Property Type	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
Condominium	315	$59,470,141	5.83%	$188,794	8.48%	82.32%	623
Manufactured Housing	3	879,148	0.09	293,049	7.809	72.83	688
PUD	796	169,285,929	16.58	212,671	8.287	82.8	621
Single Family	3,873	745,672,493	73.04	192,531	8.527	81.69	609
Townhome	54	9,646,764	0.94	178,644	8.674	81.17	588
Two to Four Family	144	35,946,390	3.52	249,628	9.024	82.22	618
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

11. Loan Purpose

Loan Purpose	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
Purchase	1,831	$373,800,411	36.61%	$204,151	8.37%	85.10%	645
Refinance - Cash Out	2,747	531,319,736	52.04	193,418	8.656	79.57	589
Refinance - Rate/Term	607	115,780,718	11.34	190,743	8.23	82.41	612
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

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12. Rate Type

Rate Type	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
ARM	3,645	$792,723,337	77.65%	$217,482	8.48%	82.38%	611
Fixed	1,540	228,177,528	22.35	148,167	8.6	80.32	616
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

13. Prepayment Penalty Term

Prepayment Penalty Term	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
0	2,078	$384,418,171	37.65%	$184,994	8.88%	82.22%	608
12	182	48,492,735	4.75	266,444	8.44	80.95	633
24	1,197	264,981,370	25.96	221,371	8.175	83.1	622
30	1	171,954	0.02	171,954	8.35	75	594
36	1,727	322,836,635	31.62	186,935	8.33	80.74	606
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

14. FICO Scores

FICO Scores	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
500 - 519	490	$75,699,295	7.41%	$154,488	9.74%	77.18%	510
520 - 539	563	83,969,367	8.23	149,146	9.314	73.86	530
540 - 559	440	76,645,532	7.51	174,194	9.183	75.97	548
560 - 579	208	41,047,276	4.02	197,343	8.673	80.82	570
580 - 599	529	106,313,658	10.41	200,971	8.508	83.74	590
600 - 619	706	143,372,695	14.04	203,077	8.308	83.72	609
620 - 639	796	173,228,498	16.97	217,624	8.41	85.68	629
640 - 659	636	129,567,057	12.69	203,722	8.073	83.35	649
660 - 679	354	75,068,308	7.35	212,057	7.97	84.11	668
680 - 699	199	46,004,035	4.51	231,176	7.766	83.8	690
700 - 719	87	23,155,340	2.27	266,153	7.743	82.81	710
720 - 739	79	20,340,314	1.99	257,472	7.92	81.16	729
740 - 759	43	10,636,813	1.04	247,368	7.816	81.39	750
760 - 779	34	8,739,323	0.86	257,039	7.776	80.89	769
780 - 799	18	6,309,519	0.62	350,529	7.939	82.19	789
800 - 819	3	803,835	0.08	267,945	8.075	88.36	814
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

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15. State

State	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
Alabama	12	$1,763,381	0.17%	$146,948	9.86%	88.40%	620
Alaska	8	1,602,462	0.16	200,308	8.941	87.31	617
Arizona	344	67,435,976	6.61	196,035	8.434	80.87	611
Arkansas	6	1,033,730	0.1	172,288	8.387	84.96	618
California	739	261,105,446	25.58	353,323	8.186	82.29	631
Colorado	116	21,052,303	2.06	181,485	8.018	83.23	624
Connecticut	57	11,689,211	1.14	205,074	8.806	79.11	583
Delaware	25	3,483,199	0.34	139,328	8.722	81.51	584
Florida	645	125,666,207	12.31	194,831	8.404	81.06	604
Georgia	100	13,845,251	1.36	138,453	8.976	82.51	605
Hawaii	9	3,772,352	0.37	419,150	7.218	80.29	688
Idaho	15	2,122,762	0.21	141,517	8.319	76.82	581
Illinois	240	46,540,012	4.56	193,917	8.768	85.42	617
Indiana	87	9,216,469	0.9	105,936	9.237	83.76	595
Iowa	28	2,362,394	0.23	84,371	9.126	81.55	603
Kansas	26	3,008,058	0.29	115,695	9.285	85.08	593
Kentucky	33	3,788,276	0.37	114,796	9.23	86.05	600
Louisiana	53	5,678,107	0.56	107,134	8.897	84.32	593
Maine	13	1,813,608	0.18	139,508	9.039	83.28	569
Maryland	197	42,621,291	4.17	216,352	8.149	81.17	600
Massachusetts	71	18,212,298	1.78	256,511	8.8	78.54	591
Michigan	150	20,101,681	1.97	134,011	8.826	85.43	607
Minnesota	66	10,818,752	1.06	163,920	8.637	85.56	624
Mississippi	11	1,712,596	0.17	155,691	8.182	79.93	617
Missouri	100	10,842,505	1.06	108,425	9.254	85.66	599
Montana	4	464,239	0.05	116,060	9.755	80.7	581
Nebraska	11	1,050,344	0.1	95,486	9.183	89.46	606
Nevada	85	21,014,565	2.06	247,230	8.153	81.38	618
New Hampshire	32	6,078,534	0.6	189,954	8.837	75.66	578
New Jersey	173	47,465,655	4.65	274,368	8.735	80.99	599
New Mexico	38	5,520,661	0.54	145,281	9.15	84.7	612
New York	142	37,343,222	3.66	262,980	8.585	80.27	617
North Carolina	99	12,646,237	1.24	127,740	9.047	81.21	598
North Dakota	1	21,852	0	21,852	10.99	100	595
Ohio	127	13,353,697	1.31	105,147	8.947	83.44	596
Oklahoma	61	5,880,969	0.58	96,409	8.866	82.52	595
Oregon	43	9,064,689	0.89	210,807	8.281	81.1	611
Pennsylvania	149	19,759,097	1.94	132,611	9.077	81.89	590
Rhode Island	17	4,922,320	0.48	289,548	8.25	80.02	630
South Carolina	62	8,039,057	0.79	129,662	9.049	80.04	598
South Dakota	5	472,191	0.05	94,438	8.999	85.84	630
Tennessee	67	8,401,839	0.82	125,401	8.592	85.6	607
Texas	568	63,664,378	6.24	112,085	8.835	79.99	603
Utah	45	8,306,553	0.81	184,590	8.718	86.05	638
Vermont	20	2,910,904	0.29	145,545	9.023	79.69	598
Virginia	137	26,271,337	2.57	191,762	8.504	81.34	596
Washington	91	19,590,470	1.92	215,280	8.258	83.16	618
West Virginia	6	698,947	0.07	116,491	8.52	78.94	632
Wisconsin	43	5,500,374	0.54	127,916	9.52	82.76	579
Wyoming	8	1,170,407	0.11	146,301	8.127	81.44	612
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

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16. Documentation

Documentation	Number of Mortgage Loans	Remaining Principal Balance	% of Remaining Principal Balance	Average Principal Balance	WA Gross CPN	Weighted Average LTV	Weighted Average FICO
Full Documentation	3,589	$650,763,275	63.74%	$181,322	8.33%	81.22%	600
Limited Documentation	300	70,943,551	6.95	236,479	8.537	82.35	610
Stated Income	1,296	299,194,039	29.31	230,860	8.883	83.34	639
Total:	5,185	$1,020,900,865	100.00%	$196,895	8.50%	81.92%	612

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10/25/2006 0:00

11 Madison Avenue - Fifth floor

NY, NY 10010

Disclaimer

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.